EXHIBIT 10.3.3(b)

                          SECOND AGREEMENT OF AMENDMENT

     SECOND AGREEMENT OF AMENDMENT, made and effective as of the 14th day of June, 1999, by and among Q.E.P. CO., INC., a Delaware corporation with its chief executive office and principal place of business at 1081 Holland Drive, Boca Raton, Florida 33487, Q.E.P. - O'TOOL, INC., a California corporation with its chief executive office and principal place of business at 20535 Belshaw Avenue, Carson, California 90746, MARION TOOL CORPORATION, an Indiana corporation with its chief executive office and principal place of business at 11th Street and Miller Avenue, Marion, Indiana 46952, WESTPOINT FOUNDRY, INC., an Indiana corporation with its chief executive office and principal place of business at 11th Street and Miller Avenue, Marion, Indiana 46952, ROBERTS CONSOLIDATED INDUSTRIES, INC., a Delaware corporation with its chief executive office and principal place of business at 600 North Baldwin Park Boulevard, City of Industry, California 91749, ROBERTS HOLDING INTERNATIONAL, INC., a Delaware corporation with its chief executive office and principal place of business at 600 North Baldwin Park Boulevard, City of Industry, California 91749, and ROBERTS COMPANY CANADA LIMITED, an Ontario corporation with its chief executive office and principal place of business at 2070 Steeles Avenue, Bramalea, Ontario, Canada L6T1A7 Q.E.P. HOLDING B.V., a Dutch corporation with a principal place of business at ___________________ and ROBERTS HOLLAND B.V., a Dutch corporation with its chief executive office and principal place of business at ______________ (all of the foregoing hereinafter collectively called the "BORROWER" unless otherwise specifically indicated) and FLEET NATIONAL BANK, a national banking association with an office at One Landmark Square, Stamford, Connecticut 06901 (hereinafter referred to as the "LENDER").

                                    PREAMBLE

     WHEREAS, pursuant to that certain Amended and Restated Loan Agreement dated as of October 21, 1997 by and between Lender and Borrower (as amended and in effect from time to time, the "LOAN AGREEMENT"), the Lender has extended certain loans and other financial accommodations to Borrower consisting of: (a) a discretionary commercial revolving loan in the principal amount of up to $10,000,000, (the "REVOLVING LOAN"), pursuant to which Borrower may borrow, repay and re-borrow Revolving Loan advances for Borrower's general working capital purposes; and (b) a term loan in the original principal amount of $8,000,000 (the "TERM LOAN");

     WHEREAS, in addition to the Loan Agreement: (a) the Revolving Loan is evidenced by that certain Second Amended and Restated Revolving Promissory Note dated as of October 21, 1997 from Borrower to Lender (the "REVOLVING CREDIT NOTE"); and (b) the Term Loan is evidenced by that certain Term Promissory Note dated as of October 21, 1997 from Borrower to Lender (the "TERM LOAN NOTE");

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     WHEREAS, Borrower has requested Lender to, among other things, add Q.E.P.
HOLDING and BV as Borrowers, make a loan in the maximum principal amount of $5,000,000 (the "BV LOAN") to Borrower, and to permit the acquisition by Q.E.P. of certain Australian businesses; and

     WHEREAS, Lender is willing to extend the requested accommodations subject to and in reliance upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and acknowledging that Lender is relying upon the representations, warranties, acknowledgments, covenants and agreements of Borrower contained herein, Borrower and Lender agree as follows:

I. Acknowledgments and Affirmations.

       A. Borrower and Lender acknowledge and agree that capitalized terms used herein and without definition shall have the meanings assigned to them in the Loan Agreement.

       B. Borrower acknowledges and affirms that:

              1. As of June 10, 1999, Borrower is legally and validly indebted to Lender under the Loan Agreement in the principal amount (including the face amount of outstanding Letters of Credit) of $8,205,000 with respect to the Revolving Loan and $6,285,714.32 with respect to the Term Loan, plus interest, fees and charges accrued and accruing thereon and thereunder, and there is no defense, offset or counterclaim with respect to any such indebtedness or independent claim or action against Lender.

              2. All indebtedness of Borrower to Lender whenever and however arising, is secured by a duly perfected, first priority security interest in the Collateral (as defined in the Loan Agreement).

       C. Borrower represents and warrants that:

              1. The resolutions previously adopted by the Board of Directors of each Borrower with respect to the Loan Agreement and provided to Lender have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the documents and transactions describe herein.

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              2. Each Borrower has the corporate power and authority to enter into this Agreement and the transactions contemplated herein, and each Borrower has taken all necessary corporate action to authorize this Agreement and the transactions contemplated herein.

              3. All representations, warranties and covenants contained in, and schedules and exhibits attached to the Loan Agreement are true and correct on and as of the date hereof, are incorporated herein by reference and are hereby remade.

              4. No Borrower is currently in default under the Loan Agreement, and no condition exists or has occurred which would constitute a default thereunder but for the giving of notice or passage of time, or both.

              5. The consummation of the transactions contemplated herein (a) is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any Borrower's articles of incorporation or bylaws, or any evidence of indebtedness, agreement or instrument of whatever nature to which any Borrower is a party or by which any of them is bound, (b) does not constitute a default under any of the foregoing, and (c) does not violate any federal, state or local law, regulation or order or other of any court or agency which is binding upon any Borrower.

II.      Amendments to Loan Agreement.

     A. Amendments to Article 1 of the Agreement.

              1. The definitions of "Commitment," "Credit Availability," "LIBOR", "Loans" and "Maturity Date" are deleted in their entirety and replaced with the following:

                     (a) "Commitment," means Lender's commitment to make (i)
              Revolving Advances to Borrower pursuant to Section 2.1 of this Agreement in an outstanding aggregate principal amount not to exceed at any time $10,000,000 and (ii) BV Advances pursuant to
              Section 2.1A of this Agreement in an outstanding aggregate principal amount not to exceed at any time $5,000,000.

                     (b) "Credit Availability" means, at the relevant time of
              reference, the dollar or dollar equivalent amount equal to (i) in the case of the Revolving Loan, the lesser of (a) the Borrowing Base (after giving effect to the calculation of the BV Borrowing Base and (b) the Commitment, less, in each case, the sum of the aggregate outstanding principal amount of all Revolving Advances plus the Available Amount plus any unpaid Reimbursement Obligations; and (ii) in the case of the BV Loan, the lesser of
              (x) the BV Borrowing Base and (y) the Commitment

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              less, in each case, the sum of the aggregate outstanding
              principal amount of BV Advances.

                     (c) "LIBOR" means, as applicable to any LIBOR Rate Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars (or the equivalent in an Alternative Currency), for a period of time comparable to such LIBOR Rate Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Rate Advance, provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upward as described above, if necessary) for deposits in dollars (or the equivalent in an Alternative Currency) for a period of substantially equal to the interest period on the Reuters Page ("LIBO") (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "Banking Day" shall mean in respect of any city, any date on which commercial banks are open for business in that city.

              If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars (or the equivalent in an Alternative Currency) for a period of time comparable to such LIBOR Rate Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate Advance as selected by the Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit (or the equivalent in an Alternative Currency) offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rate quoted for loans in U.S. dollars (or the equivalent in an Alternative Currency) to leading European banks for a period of time comparable to such LIBOR Rate Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day this is two London Banking Days preceding the first day of such LIBOR Rate Advance. In the event Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Rate Advance cannot be determined.

              In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve percentage with respect to LIBOR deposits of Lender then for any period during which such Reserve Percentage shall apply, LIBOR shall be

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              equal to the amount determined above divided by an amount equal to
              1 minus the Reserve Percentage.

                     (d) "Maturity Date" means (i) in the case of the Revolving
              Credit Loan, July 25, 2003, (ii) in the case of the Term Loan, October 1, 2004, and (iii) in the case of the BV Loan, June 14, 2001, or earlier as set forth in this Agreement.

              2. The following new definitions are hereby incorporated in
Section 1.1 in the appropriate alphabetical locations:

                     (a) "Advances" means, collectively, Revolving Advances and
              BV Advances and individually, as applicable, Revolving Advances or BV Advances.

                     (b) "Alternative Currency" means Dutch Gilders, Euros or
              any lawful currency other than dollars mutually agreed to by the Lender and the Borrower which is freely transferable and convertible into dollars.

                     (c) "BV" means Roberts Holland B.V., a Dutch corporation.

                     (d) "BV Borrowing Base" means, at the relevant time of
              reference, the amount which is equal to (i) 90% of the amount for which Eligible BV Accounts Receivable are insured in accordance with the definition of Eligible BV Accounts Receivable net of all deductibles, expenses, policy limits, reserves and the like (by way or example, if $1,000,000 of Eligible BV Accounts Receivable were insured at 90% of face value with a $100,000 deductible, the BV Borrowing Base would be $710,000 i.e., (90% x $900,000) minus $100,000), plus (ii) the Excess Borrowing Base.

                     (e) "Excess Borrowing Base" means, at the relevant time of reference, the amount which is equal to (i) the excess of the Borrowing Base over the Commitment with respect to the Revolving Loan plus (ii) such additional portion of the Borrowing Base as Q.E.P., by written notice to Lender, allocates to BV, which portion shall be subtracted on a dollar-for-dollar basis in calculating the Borrowing Base. By way of example, if the Borrowing Base is $12,000,000, the Commitment with respect to the Revolving Loan is $10,000,000, and Q.E.P. allocates an additional $1,000.000 of the Borrowing Base to BV, the Excess Borrowing Base would be $3,000,000 (i.e. (i) $12,000,000 minus $10,000,000 plus
              (ii) $1,000,000) and the Borrowing Base would be $9,000.000.

                     (f) "BV Advance" or "BV Advances" means that term as
              defined in Section 2.1A(a).

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                     (g) "BV Loan" means the BV Advance or BV Advances made
              pursuant to Section 2.1A(a).

                     (h) "BV Note" means that term as defined in Section
              2.1A(c).

                     (i) "Eligible BV Accounts Receivable" means Eligible
              Accounts Receivable owed to BV which are insured in form, substance and amount and by an insurer satisfactory to Lender with Lender named as loss payee.

                     (j) "QEP Holding" means Q.E.P. Holding, B.V., a Dutch
              corporation.

                     (k) "Second Amendment" means the Second Agreement of
              Amendment by and among Borrower and Lender dated as of June 14, 1999.

                     (l) "Second Amendment Effective Date" means the date on
              which all conditions to the effectiveness of the Second Amendment between Borrower and Lender have been satisfied or waived by Lender.

              3. The following new Section 1.3 is hereby added to the Agreement following Section 1.2 as follows:

                     SECTION 1.3. CURRENCY EQUIVALENTS GENERALLY. For all
              purposes of this Agreement other than Article 2, the equivalent in any Alternative Currency of an amount in dollars shall be determined at the rate of exchange quoted by Lender in Boston, Massachusetts, at 9:00 A.M. (Boston time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of dollars with such Alternative Currency.

       B. Amendments to Article 2 of the Loan Agreement.

              1. The following new subsection 2.1(f) is hereby added to the Loan Agreement following subsection 2.1(e) as follows:

                     (f) With respect to the Revolving Loan, Borrower shall pay to the Lender a fee on the first day of each month commencing on November 1, 1997, and on the Maturity Date, in an amount equal to one quarter of one percent (.25%) per annum of the difference between the Commitment and the average daily outstanding principal amount of the Revolving Loan for the prior one month period.

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                     2. The following new Section 2.1A is hereby added to the
              Loan Agreement following Section 2.1 as follows:

                  SECTION 2.1A.  BV LOAN.

                     (a) In Lender's sole discretion and subject to the terms
              and conditions set forth in this Agreement, Lender agrees to make advances (each a "BV Advance" and collectively "BV Advances") to Borrower from time to time during the period from the date of this Agreement up to, but not including, the Maturity Date; PROVIDED, HOWEVER, that at no time shall the aggregate outstanding principal balance of all BV Advances exceed the Credit Availability. Subject to the limits of this Agreement, Borrower may borrow, pay, prepay (pursuant to Section 2.1A(d) below), and re-borrow under this
              Section 2.1.A. Nothing herein shall be construed to require Lender to make BV Advances, it being agreed that such BV Advances and any formulas or advance rates contained within or comprising the Borrowing Base shall be at Lender's sole discretion, may be increased or decreased at any time and from time to time by Lender in its sole discretion and shall not establish a pattern or custom binding upon Lender (pursuant to Section 3.A.5). For purposes of this Section 2.1A(a) and all other provisions of this Article 2, the equivalent in dollars of any Alternative Currency or the equivalent in any Alternative Currency of dollars or of any other Alternative Currency shall be determined in accordance with
              Section 2.15A.

                     (b) Notwithstanding the provisions of Section 2.1A(a),
              Lender may, in its sole discretion and subject to the terms and conditions set forth in this Agreement or any other conditions which Lender may impose in its sole discretion, including without limitation the payment of fees, an increased interest rate, or posting of additional collateral, make temporary advances in excess of the BV Borrowing Base from time to time (each such temporary BV Advance is referred to herein as an "Overadvance"), provided that in no event shall the aggregate principal amount of outstanding Overadvances, when combined with the outstanding principal amount of all other BV Advances exceed the Commitment. To the extent that the Borrowing Base increases at any time during which an Overadvance is outstanding, the portion of the Overadvance which, as a result of such increase, would be available for borrowing under Section 2.1A(a) shall be deemed to be prepaid as of the date of such increase and reborrowed as a BV Advance under Section 2.1A(a) as of such date. To the extent that the BV Borrowing Base decreases at any time, the portion of the outstanding BV Revolving Advances which exceeds the BV Borrowing Base as a result of such decrease shall be deemed, subject to the provisions of this Agreement, to be prepaid as of the date of such decrease and reborrowed as an Overadvance under this Section 2.1A(b) as of such date. Nothing contained in this Section 2.1A(b) or elsewhere in this

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              Agreement shall constitute or be deemed to constitute a commitment or agreement by Lender to make any Overadvances, nor shall the making of an Overadvance at any time or from time to time constitute or be deemed to constitute a course of dealing by Lender with respect to Overadvances.

                     (c) All BV Advances shall be evidenced by, and repaid with interest in accordance with a single promissory note of Borrower in the form of EXHIBIT A hereto, duly completed, executed, and delivered to Lender, in the principal amount of up to U.S. $5,000,000 (or the equivalent thereof in any Alternative Currency), dated the date of this Agreement, payable to Lender on demand or, if not sooner demanded, on the Maturity Date (such promissory note is referred to herein as the "BV Note"). Borrower hereby authorizes Lender to record on the BV Note or in its internal computerized records the amount of each BV Advance and of each payment of principal received by Lender on account of the BV Loan, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of the BV Loan and shall be considered correct and binding on Borrower PROVIDED, HOWEVER, that the failure to make such recordation with respect to any BV Advance or payment shall not limit or otherwise affect the obligations of BV under this Agreement or the BV Note.

                     (d) Borrower may prepay the BV Loan, in whole or in part,
              together with accrued interest to the date of prepayment on the amount prepaid on the last Business Day of the Interest Period applicable to the portion being prepaid, without Make-Whole Premium.

                     (e) Until Lender exercises its rights to collect the
              Receivables as provided for in this Agreement, BV may continue its present policies for returned merchandise and adjustments, but shall promptly notify Lender of any credits, adjustments or disputes arising about the goods or services represented by Receivables. In any event, BV will immediately pay Lender from its own funds (and not from the proceeds of Receivables), for application to the BV Loans, an amount equal to any credit or adjustment made to any Eligible BV Receivables; provided, however, that so long as BV is not in default hereunder, such payment need not be made if BV shall have, after making such credit or adjustment, sufficient Eligible BV Receivables to maintain the aggregate outstanding balance of the BV Loans under the BV Borrowing Base.

                     (f) With respect to the BV Loan, Borrower shall pay to the
              Lender a fee on the first day of each month commencing on July 1, 1999, and on the Maturity Date, in an amount equal to one-quarter of one percent (.25%) per annum of the difference between the Commitment and the average daily outstanding principal balance of the BV Loan for the prior one month period. For purposes of

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              determining the unused portion of the Commitment, the equivalent dollars of each BV Advance made by Lender in an Alternative Currency as determined on the date of the making of such BV Advance shall be the amount of the Commitment used in connection with such BV Advance, and no further adjustments shall be made with respect to the unused portion of the Commitment based upon fluctuations thereafter in the value of the Alternative Currency of such BV Advance.

                     (g) Borrower shall pay to Lender an Upfront Fee equal to
              $18,750 with respect to the BV Loan, payable in full on or prior to the Second Amendment Effective Date.

              3. The last sentence of Section 2.3(a) of the Loan Agreement is hereby deleted and replaced with the following:

                     "Each LIBOR Rate Advance shall be in a principal amount of $500,000 (or the equivalent in an Alternative Currency) or in $50,000 (or the equivalent in an Alternative Currency) increments in excess thereof.

              4. Section 2.4(a) of the Loan Agreement is hereby deleted and replaced with the following:

                     Borrower shall give Lender irrevocable notice by telecopy or otherwise in writing of its request that Lender make a Revolving Advance or, as applicable, a BV Advance (each a "BORROWING REQUEST") not later than 11:00 a.m. Connecticut time (i) in the case of Prime Rate Advances, on the proposed Drawdown Date thereof, (ii) in the case of LIBOR Rate Advances, two (2) Business Days prior to the proposed Drawdown Date thereof, and (iii) in the case of Advances in an Alternative Currency, three (3) Business Days prior to the proposed Drawdown Date thereof. A Borrowing Request for an Advance in an Alternative Currency shall be made on or be accompanied by Lender's then current Foreign Currency Request Form, duly completed by Borrower. Notice received by Lender after 11:00 a.m. Connecticut time shall be loaned against by Lender on the next Business Day after the proposed Drawdown Date. Each such notice shall, in the case of a LIBOR Rate Advance, specify the duration of the Interest Period therefor. If no election is made in a Borrowing Request as to the Type applicable to any Advance, then the requested Advance shall be a Prime Rate Advance. If no election is made in a Borrowing Request as to the Interest Period applicable to any requested LIBOR Rate Advance, then the Interest Period applicable to such requested LIBOR Rate Advance shall (subject to the provisions contained in the definition of "Interest Period" in Section 1.1) be one month in duration. Subject to the fulfillment

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                     of the applicable conditions set forth in Article 3 hereof,
                     Lender will make the Advance in immediately available funds by crediting the amount thereof to Borrower's account with Lender. In the case of a proposed borrowing comprised of Advances in an Alternative Currency, the obligation of Lender to make its Advance in the requested Alternative Currency as part of such borrowing is subject to the confirmation by Lender not later than the second Business Day before the requested date of such borrowing that Lender agrees to make its Advance in the requested Alternative Currency. If Lender shall not have so provided to Borrower such confirmation, the Borrower may, by notice to the Lender not later than the second Business Day before the requested date of such borrowing, withdraw the Notice of borrowing relating to such requested borrowing. If the Borrower does so withdraw such Notice of Borrowing, the borrowing shall not occur. If the Borrower does not so withdraw such Notice of Borrowing, such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a borrowing comprised of Advances in an aggregate amount in dollars equivalent , determined in accordance with Section 2.15A, to the amount of the originally requested borrowing in an Alternative Currency; and in such notice the Lender shall state such aggregate equivalent amount of such borrowing in dollars.

                     Lender shall before 11:00 a.m. (New York City time) on the date of such borrowing, make available the amount of such borrowing in such Alternative Currency."

              5. Section 2.5 of the Loan Agreement is hereby deleted and replaced with the following:

                     "Section 2.5 EXCESS ADVANCES. Except to the extent that any excess constitutes an Overadvance permitted by Section 2.1(b) or 2.1A(b), as applicable, if at any time the aggregate outstanding principal amount of the applicable Loan plus, in the case of the Revolving Loan, the Available Amount plus any unpaid Reimbursement Obligations, exceeds the Credit Availability, Borrower shall immediately pay the amount of such excess to Lender for application to the applicable Loan."

              6. The fifth sentence of Section 2.7 of the Loan Agreement is hereby deleted and replaced with the following:

              "Lender will on the Business Day on which any payment is received into the Lockbox Account, and on a provisional basis until the final receipt of good funds, credit such payments to the principal amount of the outstanding

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              Revolving Advances as a prepayment of such Revolving Advances or, as applicable, BV Advances as a prepayment of such BV Advances."

              7. Section 2.8 of the Loan Agreement is hereby deleted and replaced with the following:

                     "Section 2.8 TAXES. (a) All payments by Borrower under the
              Loan Documents to or for the account of Lender shall be made without setoff or counterclaim and free and clear of, and without any deduction or withholding for or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld, or assessed by any jurisdiction, or by any department, agency, state or other political subdivision thereof or therein (collectively, "TAXES"), excluding as to (i) a Tax on the Income imposed on Lender, and (ii) any interest, fees, additions to tax or penalties for late payment thereof (each such non-excluded Tax, an "INDEMNIFIED TAX"). For purposes hereof, "Tax on the Income" shall mean, as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, or (iii) the jurisdiction in which such Person's principal office is located, which Tax is an income tax or franchise tax imposed on al or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax. If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under an of the other Loan Documents, Borrower will pay to Lender on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in dollars as shall be necessary to enable Lender to receive the same net amount which Lender would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Document.

                     (b) If Borrower or Lender or any other Person is required
              by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Borrower to or on behalf of Lender under any Loan Document, (i) such Borrower shall pay such Indemnified Tax before the date on which penalties attach

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              thereto, such payment to be made for its own account (if the liability to pay is imposed on such Borrower) or on behalf of and in the name of Lender (if the liability is imposed on Lender, and (ii) the sum payable to Lender shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

                     (c) Each Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents (collectively, the "OTHER TAXES").

                     (d) Within 30 days after the request therefor by the Lender in connection with any payment of Indemnified Taxes or Other Taxes, each Borrower will furnish to Lender the original or certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, in unavailable, a certificate from its chief financial officer or president that states that such payment has been made and that sets forth the date and amount of such payment.

                     (e) Lender agrees to use reasonable efforts (consistent
              with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in is reasonable judgement, be otherwise disadvantageous to Lender.

                     (f) Without prejudice to the survival of any other
              agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.8 shall survive the payment in full of principal and interest hereunder."

              8. Section 2.15 of the Loan Agreement is hereby deleted and replaced with the following:

                     Section 2.15 INVALIDITY; ENFORCEABILITY. Notwithstanding
              any other provision of this Agreement, if, after the date of this Agreement, any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender to make or maintain any LIBOR Rate Advance in dollars or in an Alternative Currency, the obligation of Lender hereunder to make or maintain such LIBOR Rate Advance shall forthwith be suspended for the duration of such illegality and the Borrower shall, if any such Advance is outstanding promptly, upon request from Lender, convert such advance to another Type of Advance. If any such payment is made on a day that is not the last Business Day of the then current Interest Period applicable to such Advance, the Borrower shall pay Lender, upon Lender's request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such advance as a result of any such payment, in accordance with Section 2.18."

              9. The following new Sections 2.15A, 2.15B, 2.15C and 2.15D are hereby inserted following Section 2.15:

                     Section 2.15A CURRENCY EQUIVALENTS. For purposes of the
              provisions of this Article 2, (i) the equivalent in dollars of any Alternative Currency shall be determined by using the quoted spot rate at which Lender's Head Office offers to exchange dollars for such Alternative Currency in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined, (ii) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which Lender's Head Office offers to exchange such Alternative Currency for the equivalent in dollars of such other Alternative Currency in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined, and (iii) the equivalent in any Alternative Currency of dollars shall be determined by using the quoted spot rate at which Lender's Head Office offers to exchange such Alternative Currency for dollars in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined."

                     Section 2.15B. CONTINUITY OF CONTRACT. On the date (the
              "Conversion Date") of the implementation of a single currency under European Monetary Union resulting in (i) the introduction of the "Euro" as the lawful currency of the Netherlands and (ii) the cessation of the Gilder as the lawful currency of the Netherlands, all references to Gilders shall be substituted in this Loan by the Euro for all purposes. From and after the Conversion Date, any amount payable hereunder by the Lender to the Borrower or by the Borrower to the Lender, shall be paid in the Euro and not in Gilders. For the purposes of this Section 2.15B, the exchange rate for Gilders shall be based on the official exchange rate for such currency as recognized by the European Central Bank on the Conversion Date. Neither the introduction of the Euro, nor the substitution of the national currencies of the member states participating in the European Monetary Union nor the fixing of the official conversion rate, nor any economic consequences that arise in connection the European Monetary Union or from any of the aforementioned events shall cause this Loan Agreement to terminate or give rise to any right to terminate prematurely, contest, cancel, rescind, modify or otherwise negotiate or alter this Loan Agreement or any of its provisions, or to raise any other objections and/or exceptions or to assert any claims for compensation under or in connection with this Loan Agreement.

                     Section 2.15C. EURO AMENDMENTS. Upon the implementation of a single currency under European Monetary Union resulting in a change in any currency in which the Borrower is permitted to request loans under this Loan Agreement, this Loan Agreement, including without limitation, the definition of LIBOR contained herein, will be amended to the extent determined by the Lender, acting reasonably and in consultation with the Borrower, to be necessary to reflect the change in currency and to put the Lender and the Borrower in the same position, so far as possible, that they would have been in if no change in currency had occurred. The Borrower hereby agrees to execute and deliver to the Lender such amendments to this Loan Agreement as the Lender may reasonably request in order to carry out the intent of this Section 2.15C.

                     Section 2.15D. EURO INDEMNITY. The Borrower agrees, at the request of the Lender, to compensate the Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by the Lender as a result of the implementation of a single currency under the European Monetary Union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of Lender (x) setting forth the amount or amounts necessary to compensate Lender, (y) describing the nature of the loss or expense sustained or incurred by Lender as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the Borrower an shall be conclusive absent manifest error. The

              Borrower shall pay to Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              10. Section 2.16 of the Loan Agreement is hereby deleted and replaced with the following:

                     Section 2.16. USE OF PROCEEDS. The proceeds of the Revolving Loan made hereunder shall be used by Borrower for Borrower's short term working capital requirements. The proceeds of the Term Loan made hereunder shall be used to pay a portion of the purchase price for the Acquisition. The proceeds of the BV Loan made hereunder shall be used to refinance existing indebtedness of BV and for the short term working capital requirements of BV and Q.E.P. Borrower will not, directly or indirectly, use any part of the proceeds of any of the Loans for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

              11. Section 2.19 of the Loan Agreement is hereby deleted and replaced with the following:

                     Section 2.19 CROSS-TERMINATION. In the event that Borrower prepays any of the Loans in full prior to its respective Maturity Date and, in the case of the Revolving Loan and/or the BV Loan, terminates the Commitment with respect thereto, Borrower shall (i) simultaneously prepay all of the Loans in full together with all accrued but unpaid interest thereon to the date of such prepayment, together with any applicable Make-Whole Premium and other amounts including, without limitation, unpaid Reimbursement Obligations, due hereunder or under the Notes, and (ii) if on the date of such payment any Letter of Credit is outstanding, Borrower shall pay an amount to Lender equal to the Available Amount under such Letter of Credit on such date as cash collateral for such Letter of Credit."

              12. Section 2.20(c) of the Loan Agreement is hereby deleted and replaced with the following:

                     "(c) FORM. Each Letter of Credit shall, among other things,
              (1) be on Lender's then customary form, (2) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (3) be subject to, in the case of commercial Letters of Credit, the Uniform

              Customs and Practice for Documentary Credits (ICC Publication No.
              500) and, in the case of Standby Letters of Credit, the International Standby Practices (ISP 98-ICC Publication No. 590) and, in each case, to the extent not inconsistent therewith, the laws of the State of Connecticut."

              13. Section 2.20(e) of the Loan Agreement is hereby deleted and replaced with the following:

                     "(e) LETTER OF CREDIT FEES. In the event that the Lender
              issues, extends or renews any Letters of Credit for the account of the Borrower (whether collectively or individually), the Borrower shall pay to the Lender on the date of such issuance, extension of renewal and on each anniversary date thereof, a fee of one and one-quarter percent (1.25%) per annum on the face amount of such letter of credit. The Borrower shall also pay the Lender's usual and customary administration and negotiation fees with respect to such letter of credit."

              14. A new subsection 2.20(j) is added to the Loan Agreement as follows:

                     "(j) Notwithstanding anything in this Agreement to the
              contrary, no Letters of Credit shall be issued, extended or renewed for the account of BV."

              15. Section 3.2 of the Loan Agreement is hereby deleted and replaced with the following:

              Section 3.2. CONDITIONS PRECEDENT TO ALL ADVANCES, ETC. The obligation of the Lender to make each Advance (including the initial Advance) and to issue, extend or renew any Letter of Credit, shall be at Lender's discretion and, in addition, shall be subject to the prior satisfaction of each of the following additional conditions:

              (a) On the Drawdown Date of each Advance or the date on which a Letter of Credit is issued, extended or renewed, the following statements shall be true, and each request by Borrower for an Advance, and each Letter of Credit Application shall be deemed to be a representation and warranty by Borrower that:

                     (1) The representations and warranties contained in Article
              4 of this Agreement and contained in each of the other Loan Documents containing representations and warranties are correct on and as of the date of each Advance or such issuance, extension or renewal as though made on and as of such date; and

                     (2) No default or Event of Default has occurred and is
              continuing, or would result from or after giving effect to such Advance or such issuance, extension or renewal; and

              (b) At the time of each Advance or such issuance, extension or renewal, the sum of (i) in the case of Revolving Advances (1) the aggregate outstanding principal amount of all Revolving Advances plus (2) the Available Amount plus (3) all unpaid Reimbursement Obligations and
       (ii) in the case of BV Advances, the aggregate outstanding principal amount of all BV Advances, in each case, does not exceed the Credit Availability.

              16. The following new Section 4.25 is hereby added to the Loan Agreement following Section 4.24 as follows:

              Section 4.25. YEAR 2000 COMPLIANCE. Borrower has implemented a comprehensive program to address the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and expects to resolve on a timely basis any material year 2000 problem. Borrower has also made inquiry of each supplier, vendor and customer of Borrower that is of material importance to the financial well-being of Borrower with respect to the "year 2000 problem." On the basis of the inquiry, Borrower believes that each such supplier, vendor and customer of Borrower will resolve any material year 2000 problem on a timely basis.

              17. The following new Section 5.14 is hereby added to the Loan Agreement following Section 5.13 as follows:

              Section 5.14. YEAR 2000. Maintain and implement a comprehensive "Year 2000 compliance" program, continue to make inquiry of material vendors, suppliers and customers with respect to their "Year 2000 compliance" and promptly notify Lender if it becomes aware of any delay in successfully implementing its own "Year 2000 compliance" program or any circumstance involving the "Year 2000 compliance" of any such vendor, supplier or customer which could have a Material Adverse Effect.

              18. Section 6.11 of the Loan Agreement is hereby deleted and replaced with the following:

              Section 6.11. SUBSIDIARIES. Create or otherwise acquire an interest in any Subsidiary other than BV and any subsidiary created in connection with the acquisitions permitted by Section III of the Second Amendment, or permit any non-domestic Subsidiary (excluding Roberts Company Canada Limited and BV) to have a net worth of greater than $50,000.

              19. Section 10.2(a) of the Loan Agreement is hereby amended by deleting "Anthony McKiernan, Vice President" and "203/358-6211" and inserting in place thereof "Richard M. Bochicchio, Senior Vice President" and "203/358-6210".


              20. The following sentence is added to Section 10.4 of the Loan Agreement following the last sentence thereof:

              "Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents."

              21. The following sentence is added to Section 10.6 of the Loan Agreement following the last sentence thereof:

              "ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED."

              22. The following new Sections 10.22 and 10.23 are added to the Loan Agreement following Section 10.21:

                     "Section 10.22 JUDGMENT. (a) If for the purposes of
              obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which is in accordance with normal banking procedures the Lender could purchase the Original Currency with the Other Currency on the first Business Day preceding that on which final judgment is given.

                     (b) The obligation of the Borrower in respect of any sum
              due in the Original Currency from it to Lender hereunder or under the Notes shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in such Other Currency may in accordance with normal banking procedures purchase dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to Lender in the Original Currency, Lender agrees to remit to Borrower such excess.

                     Section 10.23 MAXIMUM RATE OF INTEREST. All agreements
              between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and Lender in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

II. CERTAIN WAIVERS. The provisions of Sections 2.16, 6.1, 6.2, 6.3, 6.8 and
6.11 are hereby waived by Lender solely for the purpose of permitting (i) the acquisitions by Q.E.P of certain assets of (1) Accessories Marketing (Australia) Pty Ltd. for a purchase price of approximately $2,000,000 plus assumption of approximately $300,000 of debt and (2) Neon for a purchase price of approximately $615,000, in each case pursuant to acquisition agreements and otherwise on terms and conditions satisfactory to Lender and (ii) in connection with the Accessories Marketing acquisition either the incurrence of up to $750,000 in debt to an Australian bank on terms and conditions satisfactory to Lender or the use of up to $750,000 of the proceeds of the Revolving Loan to fund certain working capital needs of the acquired entity.

III. AMENDMENT TO OTHER LOAN DOCUMENTS.

     A. The Hazardous Substances Indemnity Agreement is hereby amended to add BV as an Indemnitor thereto.

     B. The Revolving Credit Note and the Term Note are each hereby amended to add QEP Holland and BV as makers thereof.

IV. CONDITIONS PRECEDENT.

     A. The effectiveness of this Agreement and the obligations of the Lender to make the initial BV Loan shall be subject to the prior satisfaction of each of the following conditions:

       1. Lender shall have received each of the following, in form and substance satisfactory to Lender and its counsel:

              (a) This Agreement and the BV Note, duly executed and delivered by Borrower;

              (b) A Security Agreement duly executed and delivered by BV and QEP Holland securing the payment and performance of all Obligations together with: (1) all filings or recordations necessary or, in the opinion of the Lender, desirable to perfect the security interest created by the Security Agreement; and (2) copies of all of the UCC-1 financing statements (and, where applicable, related Form UCC-3s) on file with respect to Borrower, as of dates acceptable to Lender, in all jurisdictions in which Collateral is or may be located, indicating that no Person other than the Lender has a Lien on any of the Collateral, or with respect to any Liens other than those of Lender, Form UCC-3s in form and substance satisfactory to Lender, duly executed by the holders of such Liens, terminating all such Liens;

              (c) Copies of all corporate action taken by each Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Second Amendment and, in the case of BV and QEP Holland, Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of such Borrower;

              (d) A certificate, dated as of the date of this Agreement, of the Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Second Amendment and, in the case of BV, the Loan Documents to which it is a party and the other documents to be delivered by it under this Agreement;

              (e) A favorable opinion of independent counsel for Borrower, satisfactory to Lender, dated the date of this Agreement;

              (f) Such agreements and instruments as Lender may deem necessary in connection with the grant by BV and QEP Holland to Lender of a Lien on, and the collateral assignment of, the respective deposit accounts of BV and QEP Holland pursuant to the Security Agreement;

              (g) Certificates of insurance and copies of insurance policies evidencing compliance with the insurance requirements of the Loan Agreement;

              (h) The certificate of incorporation (certified by the applicable official of QEP Holland's and BV's respective jurisdictions of organization) and bylaws of QEP Holland and BV;

              (i) A Certificate of Good Standing issued by the applicable official of BV's and QEP Holland's respective jurisdictions of organization and each state or country in which they are qualified to do business evidencing that each of QEP Holland and BV is a domestic or, as applicable, foreign corporation in good standing in such jurisdiction;

              (j) A Borrowing Base Certificate of Borrower dated the date of this Agreement;

              (k) Satisfactory completion of Lender's customary due diligence, including but not limited to an independent audit of Eligible BV Accounts Receivable;

              (l) An accounts receivable letter from BV and from QEP Holland, each in form and substance satisfactory to Lender;

              (m) A solvency certificate from QEP Holland and from BV, each in form and substance satisfactory to Lender; and

              (n) All other documents, instruments and agreements that Lender shall reasonably require in connection with this Agreement.

              2. All representations and warranties contained in this Agreement shall be true and correct in all material respects.

V. MISCELLANEOUS.

     A. Each Borrower acknowledges, agrees and affirms that Lender's first priority security interest in its personal property and assets shall continue to secure Borrower's respective indebtedness to Lender arising under Loans.

     B. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (except its conflicts of laws provisions).

     C. Upon the execution of this Agreement, the Loan Agreement is amended to the extent this Agreement amends the Loan Agreement. Except as specifically amended by the terms of this Agreement, all terms and conditions set forth in the Loan Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

WITNESSES AS TO ALL                         BORROWER:
BORROWERS                                   Q.E.P. CO., INC.

_____________________________               By
                                               --------------------------------
                                                 Marc Applebaum
                                                 Its

_____________________________                    Duly Authorized

                                            Q.E.P. O'TOOL, INC.

                                            By
                                               --------------------------------
                                                 Marc Applebaum
                                                 Its
                                                 Duly Authorized

                                            MARION TOOL CORPORATION

                                            By
                                               --------------------------------
                                                  Marc Applebaum
                                                  Its
                                                  Duly Authorized

                                            WESTPOINT FOUNDRY, INC.

                                            By
                                               --------------------------------
                                                   Marc Applebaum
                                                   Its
                                                   Duly Authorized

                       [Signatures Continued On Next Page]

                                            ROBERTS CONSOLIDATED
                                            INDUSTRIES, INC.

                                            By
                                               --------------------------------
                                                   Marc Applebaum
                                                   Its
                                                   Duly Authorized

                                            ROBERTS HOLDING INTERNATIONAL, INC.

                                            By
                                               --------------------------------
                                                   Marc Applebaum
                                                   Its
                                                   Duly Authorized

                                            ROBERTS COMPANY CANADA LIMITED

                                            By
                                               --------------------------------
                                                  Marc Applebaum
                                                  Its
                                                  Duly Authorized

                                            ROBERTS HOLLAND B.V.

                                            By
                                               --------------------------------
                                                  Marc Applebaum
                                                  Its
                                                  Duly Authorized

                       [Signatures Continued On Next Page]

                                            Q.E.P. HOLDING B.V.

                                            By
                                               --------------------------------
                                                  Marc Applebaum
                                                  Its
                                                  Duly Authorized

WITNESSES AS TO LENDER:                     LENDER:
                                            FLEET NATIONAL BANK

_____________________________               By
                                               --------------------------------
                                                  Richard M. Bochicchio
                                                  Its Senior Vice President

_____________________________